UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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Ashford Hospitality Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD TRUST ANNOUNCES APPROVAL OF THE STOCK ISSUANCE PROPOSAL AT THE SPECIAL MEETING OF STOCKHOLDERS

Holders of Ashford Trust Common Stock Approve the Issuance of up to 126,048,813 Shares of Common Stock in Connection with the Exchange Offers

DALLAS, October 6, 2020 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced that holders of the Company’s common stock (the “Common Stock”) voted to approve our issuance of up to 126,048,813 shares of Common Stock in connection with the offer to exchange any and all shares of the Company’s preferred stock for cash or shares of Common Stock (the “Exchange Offers”), in accordance with Rule 312.03(c) of the NYSE Listed Company Manual (the “Stock Issuance Proposal”). The shares of Common Stock voted in favor of the Stock Issuance Proposal represented 67.8% of votes cast thereon.

The Company also announced that it has partially adjourned its Special Meeting of Stockholders (the “Special Meeting”) held on October 6, 2020 to provide holders of Common Stock additional time to vote on the proposal to amend the Company’s corporate charter (the “Charter Amendment Proposal”), as currently in effect, as described further in the Company’s definitive proxy statement, filed September 10, 2020. There were 7,850,143 shares of Common Stock, or approximately 60.1% of the total shares of Common Stock outstanding as of the record date, represented either in person or by proxy at the Special Meeting. Approval of the Charter Amendment Proposal requires the affirmative vote of two-thirds of the total shares of Common Stock outstanding as of the record date.

The Special Meeting will reconvene with respect to the Charter Amendment Proposal on October 30, 2020, at 9:00 a.m. Central Time, at the Embassy Suites Hotel, 14021 Noel Road, Dallas, Texas 75240. Stockholders who have already voted need not take any action on the Charter Amendment Proposal, although they may change their vote for the Charter Amendment Proposal by executing a new proxy, revoking a previously given proxy or attending the Special Meeting and voting in person as set forth in the Company’s proxy statement, filed September 10, 2020.

During the period of adjournment, the Company will continue to solicit proxies from its holders of Common Stock with respect to the Charter Amendment Proposal. Stockholders who have not already done so are encouraged to vote on the Charter Amendment Proposal.

ASHFORD TRUST’S BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE CHARTER AMENDMENT PROPOSAL AT THE OCTOBER 30th SPECIAL MEETING TO PROTECT YOUR INVESTMENT.

YOUR VOTE IS CRITICAL NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. If you do not vote, it will have the same effect as rejecting the Charter Amendment Proposal, which is necessary in order to complete the Exchange Offers and Consent Solicitation. We urge you to vote “FOR” the Charter Amendment Proposal on the proxy card. If you have questions or need assistance in voting your shares, please contact our proxy solicitation firm, at 1-877-787-9239 or by email at Ashford@investor.morrowsodali.com.

Where You Can Find Additional Information

Completion of the Exchange Offers and the Consent Solicitation is subject to certain conditions, which are set forth in more detail in the Company’s registration statement on Form S-4 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) for the purpose of registering the Common Stock issued pursuant to the Exchange Offers under the Securities Act of 1933, as amended. The Registration Statement was declared effective on September 9, 2020 at 4:00 p.m. ET. The Company has also filed with the SEC a Schedule TO for the Exchange Offers and a definitive proxy statement on Schedule 14A to solicit proxies from the holders of its Common Stock to approve the relevant items upon which the holders of the Common Stock will be entitled to vote (the “Proxy Statement”). The Proxy Statement was first mailed to stockholders on or about September 10, 2020. The Company may extend or terminate the Exchange Offers under certain circumstances as described in the Registration Statement. Additional information regarding these transactions can be found in the Company’s investor presentation available at https://dealroadshow.finsight.com/retail-roadshows.

Common stockholders who have questions about the Proxy Statement should contact our proxy solicitation firm at 1-877-787-9239 or by email at Ashford@investor.morrowsodali.com.

Preferred shareholders who have questions about the Exchange Offers should contact:

RBC Capital Markets, LLC, as Dealer Manager

Tel: (212) 618-7843
Toll-free: (877) 381-2099
Email: liability.management@rbccm.com

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Exchange Offers and Consent Solicitation. Information about the Company’s executive officers and directors and their ownership of the Company’s stock is set forth in the Proxy Statement.

This does not constitute an offer of any securities for sale. Further, this communication is not a solicitation of a proxy from any security holder of the Company and shall not constitute the solicitation of an offer to buy securities.

Investors should read the Registration Statement and the Schedule TO for the Exchange Offers as they contain important information about the Exchange Offers, the Company and the other proposed transactions. Holders of Common Stock should read the Proxy Statement and any other relevant documents because they contain important information about the Company and the proposed transactions. The Registration Statement, Schedule TO and Proxy Statement are available for free on the SEC’s website, www.sec.gov. The prospectus included in the Registration Statement and additional copies of the Proxy Statement will be available for free from the Company for the applicable shareholders of the Company.

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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of the novel strain of coronavirus (COVID-19) on our business; our ability to meet the NYSE continued listing standards; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; general volatility of the capital markets and the market price of our common stock and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.